As filed with the Securities and Exchange Commission on November __, 1999.

                                                      Registration No. 333-53531
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     POTASH CORPORATION OF SASKATCHEWAN INC.
             (Exact name of registrant as specified in its charter)

     Saskatchewan                                                     N/A
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                   c/o POTASH CORPORATION OF SASKATCHEWAN INC.
                        122 - 1st Avenue South Saskatoon,
                          Saskatchewan, Canada S7K 7G3
                                  306-933-8500
                    (Address of principal executive offices)

                     POTASH CORPORATION OF SASKATCHEWAN INC.
                 STOCK OPTION PLAN - OFFICERS AND KEY EMPLOYEES
                                       AND
                         STOCK OPTION PLAN -- DIRECTORS
                            (Full title of the plans)

                                William J. Doyle
                     Potash Corporation of Saskatchewan Inc.
                        122 - 1st Avenue South Saskatoon,
                          Saskatchewan, Canada S7K 7G3
                                  306-933-8500
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                Craig Brod, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
Title of Securities to       Amount to be         Proposed Maximum       Proposed Maximum           Amount of
     be Registered           Registered(1)       Offering Price Per     Aggregate Offering     Registration Fee(2)
                                                      Share(2)               Price(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
 Common Shares, no par      4,000,000 shares           $86.75             $211,189,937.10          $58,710.80
         value
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


(1) Consists of Common Shares of Potash Corporation of Saskatchewan Inc. (the "Registrant") to be issued pursuant to the Potash Corporation Of Saskatchewan Inc. Stock Option Plan - Officers and Key Employees and the Potash Corporation Of Saskatchewan Inc. Stock Option Plan -- Directors (collectively, the "Plan"). Each of the Registrant's Common Shares being registered hereby initially includes one Right of the Registrant. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Registrant's Common Shares. No separate consideration will be received for the Rights.


(2) With respect to 1,849,250 shares covered by options granted prior to the filing of this Registration Statement, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the price at which such options may be exercised. With respect to future option grants, estimated solely for purposes of calculation of the registration fee with respect to the 2,150,750 shares being registered hereby pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low reported prices of the Registrant's common stock reported on the New York Stock Exchange-Composite Tape on November 4, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on May 21, 1998 (Registration No. 333-53531) are incorporated by reference in this Registration Statement:

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 Potash Corporation of Saskatchewan Inc. Stock Option Plan - Officers and Key Employees

     4.2            Potash Corporation of Saskatchewan Inc. Stock Option Plan --
                    Directors

     5.1 Opinion of Robertson Stromberg, Canadian counsel to the Registrant, as to the legality of the shares being registered

     23.2 Consent of Deloitte & Touche, independent public accountants for the Registrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on the 9 day of November, 1999.

                                        POTASH CORPORATION OF SASKATCHEWAN INC.

                                        By:  /s/  William J. Doyle
                                             ----------------------------------
                                                  William J. Doyle
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by or on behalf of the following persons in the capacities indicated on November 9, 1999.

Name                                         Title
----                                         -----

/s/ Charles E. Childers                      Chairman of the Board
-----------------------------
Charles E. Childers

/s/ Wayne R. Brownlee                        Senior Vice President, Finance and
-----------------------------                Treasurer (Principal Financial and
Wayne R. Brownlee                            Accounting Officer)

*____________________________                Director
 Isabel B. Anderson

*____________________________                Director
 Douglas J. Bourne

*____________________________                Director
 Denis J. Cote

*____________________________                Director
 William J. Doyle

*____________________________                Director
 Willard Z. Estey

*____________________________                Director
 Dallas J. Howe

*____________________________                Director
 Donald E. Phillips

*____________________________                Director
 Paul J. Schoenhals

*____________________________                Director
 Daryl K. Seaman

*____________________________                Director
 E. Robert Stromberg

*____________________________                Director
 Jack Q. Vicq

*____________________________                Director
 Barrie A. Wigmore

*____________________________                Director
 Paul S. Wise

/s/ Thomas J. Wright                         Director
-----------------------------
Thomas J. Wright


*Executed by attorney-in-fact pursuant to power of attorney granted May 21, 1998.


PCS PHOSPHATE COMPANY, INC.

By:  /s/  Thomas J. Regan               Authorized Representative in the United
     ------------------------           States
          Thomas J. Regan
          President

                                  EXHIBIT INDEX

                                                           Sequentially Numbered
Exhibit No.         Description         Method of Filing           Page
--------------------------------------------------------------------------------
Location
--------


4.1                 Potash Corporation of         Filed herewith
                    Saskatchewan Inc. Stock
                    Option Plan - Officers
                    and Key Employees

4.2                 Potash Corporation of         Filed herewith
                    Saskatchewan Inc. Stock
                    Option Plan - Directors

5.1                 Opinion of Robertson          Filed herewith
                    Stromberg, Canadian
                    counsel to the
                    Registrant, as to the
                    legality of the shares
                    being registered

23.2                Consent of Deloitte and       Filed herewith
                    Touche